UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On February 7, 2005, FormFactor, Inc. (the “Company”) executed a letter agreement with Ronald C. Foster, which provides for his employment as Chief Financial Officer of the Company. The letter agreement provides that Mr. Foster will be paid a salary of $275,000 per year, is eligible to receive a bonus with target at 70% of base salary and certain equity awards. Additionally, pursuant to the letter agreement, Mr. Foster is being paid a sign-on bonus of $50,000. Pursuant to the letter agreement, Mr. Foster will be granted, as of his effective hire date, options to purchase 110,000 shares of the Company stock with an exercise price to be the fair market value of the Company’s common stock as determined by the closing price on the Nasdaq National Market on the date of grant, which vest over 4 years, with 25% vesting on the first anniversary of his effective hire date, and the remainder vesting monthly over the following 3 years. Mr. Foster will also enter into and receive the benefits of a change of control severance agreement with the Company, as offered to executive officers and certain other executives of the Company. The materials terms of the Company’s change of control severance agreements were disclosed in the Company’s Form 8-K filed on December 14, 2004, which is hereby incorporated by reference. Mr. Foster’s effective hire date will be March 2, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, the Company announced the appointment of Ronald C. Foster as Chief Financial Officer. Mr. Foster will join the Company effective March 2, 2005. Mr. Foster, 54, previously served as Chief Financial Officer of JDS Uniphase, a manufacturer of products for fiberoptic communications, from February 2003 to March 2005. Prior to joining JDS Uniphase, Mr. Foster was the CFO of Novell Corporation. Prior to Novell, Mr. Foster served as Vice President, Operations Controller for Applied Materials, and also spent more than ten years in various financial roles at Hewlett Packard Corporation. Mr. Foster serves on the Board of one publicly traded company, Micron Technology, Inc.

Mr. Foster received an MBA degree from the University of Chicago and a BA in Economics from Whitman College.

Jens Meyerhoff, the Company’s current Chief Financial Officer and Chief Operating Officer, will transition from his role as the Company’s Chief Financial Officer, to focus his activities on his role as the Company’s Chief Operating Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: February 14, 2005	By:	/s/ Jens Meyerhoff
		Name:	Jens Meyerhoff
		Title:	Chief Operating Officer and Chief Financial Officer